1996 EMPLOYEE STOCK INCENTIVE PLAN
                               OF
                        FOOD LION, INC.1



     1.        Purpose.

           The purpose of the 1996 Employee Stock Incentive Plan of Food Lion, Inc. (the "Plan") is to encourage and enable selected key employees of Food Lion, Inc. (the "Corporation") to acquire or to increase their holdings of Class A common stock of the Corporation (the "Common Stock") in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of incentive stock options ("Incentive Options"), nonqualified stock options ("Nonqualified Options") and Restricted Stock (herein so called). Incentive Options and Nonqualified Options shall be referred to herein collectively as "Options."

     2.        Administration of the Plan.

          (a) The Plan shall be administered by those members of the Stock Option Committee of the Board of Directors of the Corporation (the "Committee"), but not less than two, who (1) are eligible to administer the Plan pursuant to the disinterested administration requirements of Rule 16b-3(c)(2)(i) (or any successor rule) under the Securities Exchange Act of 1934 and (2) qualify as "outside directors," as such term is used for purposes of Section 162(m) of the Internal Revenue Code of 1986 and any rules and regulations promulgated thereunder (the "Code"). Any action taken by the Committee may be taken by a written instrument signed by all of the members of the Committee and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the following: (i) to prescribe the form or forms of the investments or agreements evidencing any Options or Restricted Stock granted under the Plan; (ii) to establish, amend and rescind rules, regulations and guidelines for the administration of the Plan; (iii) to construe and interpret the Plan and the instruments or agreements evidencing Options or Restricted Stock granted under the Plan; (iv) to establish and interpret rules, regulations and guidelines for administering the Plan; and (v) to make all other determinations deemed necessary or advisable for administering the Plan.

           (b) In the case of an individual who is a Section 16 Insider, the Committee shall have full and final authority in its discretion to determine which of such individuals shall receive Options or Restricted Stock, the nature of each Option as an Incentive Option or a Nonqualified Option, the times or effective dates when Options or Restricted Stock shall be granted, the number of shares of Common Stock to be granted as Restricted Stock or to be subject to each Option, the Option Price (determined in accordance with Section 6) and the time or times when, and the conditions, if any, upon the happening of which each Option shall be exercisable including determining whether or not to accelerate the exercise date of an Option as provided in
Section 6(b).

          (c) Except as otherwise determined by the Committee in accordance with Section 2(d), an individual who is not a Section 16 Insider and who is promoted to one of the positions or salary grade levels set forth in Exhibit A to the Plan or who is employed by the Corporation in one of the positions or salary grade levels set forth in Exhibit A for a period of service set forth in Exhibit A shall be granted, effective as of the date of such promotion or of completion of such period of service, the number of Incentive Options specified in Exhibit A. The recipient of Options granted pursuant to this Section 2(c) shall be entitled to exercise such Options during the period ending on the fifth anniversary of the date the grant is effective and beginning (i) in the case of 1/3 of the Options, on the third anniversary of the date the grant is effective, (ii) in the case of an additional 1/3 of the Options, on the fourth anniversary of the date the grant is effective, and (iii) in the case of the final 1/3 of the Options, on the date that is four years and six months from the date the grant is effective. Any Option granted pursuant to this section 2(c) that is not exercised by the fifth anniversary of the date the grant is effective shall terminate. In the event an employee of the Corporation receives a grant of Options pursuant to this Section 2(c) as a result of promotion to or completion of a period of service in a position and then is demoted from that position, any of such Options that have not been exercised prior to the effective date of the demotion shall be forfeited. The exercise price of each Option granted pursuant to this Section 2(c) shall be the fair market value (determined in accordance with Section 6(a)(ii)) of the Common Stock on the date the grant is effective. The Committee shall have full and final authority in its discretion to modify Exhibit A, including, without limitation, adding positions or salary grade levels to or deleting positions or salary grade levels from the list of those eligible for awards, increasing or decreasing the number of Options granted upon promotion to a position or salary grade level or completion of a period of service in a position or salary grade level , and increasing or decreasing the period of service in a position or salary grade level required for grant of Options; provided that, no such modification by the Committee shall affect the rights of a Participant under any Option granted prior to the date of the Committee's action.

           (d) In the case of an individual who is not a Section 16 Insider and who is a "key employee" as determined by the Committee in accordance with Section 5(b), the Committee shall have full and final authority in its discretion to grant Options or Restricted Stock in addition to those Options granted pursuant to Section 2(c), and to determine which of such individuals shall receive such Options or Restricted Stock, the nature of each such Option as an Incentive Option or a Nonqualified Option, the times or effective dates when such Options shall be granted, the number of shares of Common Stock to be subject to each such Option, the Option Price (determined in accordance with Section 6) and the time or times when, and the conditions, if any, upon the happening of which each such Option shall be exercisable, including determining whether or not to accelerate the exercise date of an Option as provided in Section 6(b). Notwithstanding the provisions of Section 2(c), the Committee shall have full and final authority in its discretion to determine that an individual who would otherwise be entitled, pursuant to Section 2(c), to be granted Options upon a promotion or completion of a period of service, shall not receive such a grant or shall be granted a reduced number of Options; provided that, no such determination by the Committee shall be effective unless it is made before the date on which the grant of Options pursuant to Section 2(c) would otherwise be effective.

     3.        Effective Date.

           The effective date of the Plan, as amended, shall be February 8, 1996 (the "Effective Date"). Options may be granted under the Plan on and after the effective date, but not after February 8, 2006.

     4.        Shares of Common Stock Subject to the Plan.

          The number of shares of Common Stock that may be issued pursuant to the exercise of Options granted hereunder and the grant of Restricted Stock shall not exceed in the aggregate Ten Million (10,000,000) shares of either authorized but unissued shares of Common Stock of the Corporation, or shares of Common Stock held in the Corporation's treasury, including shares purchased on the open market. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the exercise of Options granted hereunder or the grant of Restricted Stock hereunder. Any shares subject to an Option or a Restricted Stock grant which for any reason expires or is terminated unexercised as to such shares may again be the subject of a grant under the Plan of an Option or Restricted Stock. If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board of Directors of the Corporation declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital stock structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall make such adjustments to Options, Restricted Stock grants or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Options. The maximum aggregate number of shares of Common Stock with respect to which Options may be granted and that may be granted as Restricted Stock (or any combination of grants of Options and Restricted Stock) to any employee in any calendar year during the term of this Plan shall be three hundred thousand (300,000) shares.

     5.        Eligibility.

           An Option or shares of Restricted Stock may be granted only to an individual who satisfies the following eligibility requirements on the date of grant.

          (a) The individual is an employee of the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal
     and  bona  fide relationship of employer and  employee.   In
     determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.

          (b) The individual falls within the classification of key employees of the Corporation or a related corporation. For this purpose, "key employees" are those employees who are in a position materially to affect the profits of the Corporation or such related corporation by reason of the nature and extent of each such employee's duties, responsibilities, personal capabilities, performance and potential. Each individual who is employed by the Corporation in one of the positions or salary grade levels set forth in Exhibit A, as such Exhibit A may be modified by the Committee in accordance with Section 2(c), shall be a key employee for purposes of the Plan. The Committee shall determine which employees, in addition to those described in the preceding sentence, qualify as key employees.

          (c) The individual, being otherwise eligible to receive an Option or Restricted Stock under this Section 5, is granted an Option pursuant to Section 2(c) or is selected by the Committee as an individual to whom an Option shall be granted (an
     "Optionee") or to whom Restricted Stock shall be granted.

          (d) With respect to Incentive Options, the individual does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation.
     For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Code.

          6.        Options.

               (a)       Option Price.

                      Both  Incentive  Options  and  Nonqualified
     Options may be granted under the Plan. The price per share at which an Option may be exercised (the "Option Price") shall be the fair market value per share of the Common Stock on the date the Option is granted. For this purpose, the following rules shall apply:

                    (i)       An Option granted pursuant to paragraph (c) of
          Section 2 shall be deemed to be granted on the date specified in that paragraph. Any other Option shall be deemed to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the effective date of the Option.

                    (ii) The fair market value of the Common Stock on the date the option is granted shall be determined in good faith by the Committee, and shall mean the closing sales price of such Common Stock as reported on the NASDAQ National Market System on the date the Option is granted, or if the Option is not granted on a trading date, on the trading date immediately preceding the date the Option is granted; provided, that if the Common Stock is not included in the NASDAQ National Market System on the date the Option is granted, the fair market value of the Common Stock shall be determined in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

                    (iii) In no event shall there first become exercisable by the Optionee in any one calendar year Incentive Options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value
          (determined at the time an option is granted) greater than $100,000; provided, that to the extent that an Incentive Option granted under this Plan exceeds the foregoing limitation, it shall be treated for all purposes under the Plan as a Nonqualified Option.

               (b)       Option Period and Limitations on the Right to Exercise
          Options.

                    (i) The period during which an Option granted pursuant to paragraph (c) of Section 2 may be exercised shall be the period specified in that paragraph. The period during which any other Option may be exercised (the "Option Period") shall be determined by the Committee at the time the Option is granted. Such period shall not extend more than ten years from the date on which the Option is granted. Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.

                    (ii) An Option may be exercised by giving written notice of at least ten days to the Committee at such place as the Committee shall direct. Such notice shall specify the number of shares of Common Stock to be purchased pursuant to the Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of cash or shares of Common Stock owned by the Optionee at the time of exercise, or in any combination of cash and shares. Shares of Common Stock tendered in payment on the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Committee by applying the provisions of Section 6(a)(ii).

                    (iii) No Option shall be exercised unless the Optionee is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the Option was granted, subject to the following:

                         (A) An Option shall not be affected by any change in the terms, conditions or status of the Optionee's employment, provided that the Optionee continues to be an employee of the Corporation or a related corporation.

                         (B) The employment relationship of an Optionee shall be treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days or, if longer, as long as the Optionee's right to reemployment is guaranteed either by statue or by contract. The employment relationship of an Optionee shall also be treated as continuing intact while the Optionee is not in active service because of such disability under Section 422. For purposes of this Section 6(b)(iii)(B), "disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee shall determine whether there is a disability within the meaning of this section.

                         (C) If the employment of an Optionee is terminated because of retirement (herein, "retirement") as provided in
               Section 1.20 (or any successor provision) of the Profit Sharing Retirement Plan of Food Lion, Inc. or any successor plan thereto applicable to the Optionee, or if the Optionee dies while he is an employee or after his termination of employment because of retirement, the Option may be exercised only to the extent exercisable on the date of the Optionee's retirement or death (the "termination date"), except that the Committee, in its sole and absolute discretion, may accelerate the date that any Option which was not otherwise exercisable on the termination date shall be exercisable in whole or in part, without any obligation to accelerate such date with respect to other Options granted to the Optionee or to accelerate such date with respect to Options granted to any other Optionee, or to treat all Optionees similarly situated in the same manner. The Option must be exercised, if at all, prior the earlier of: (1) the close of the period of twelve months (three months in the case of an Incentive Option) next succeeding the termination date; or (2) the close of the Option Period. In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

                         (D) If the employment of the Optionee is terminated for any reason other than as provided in subparagraph (C) immediately preceding, his Option may be exercised only to the extent exercisable on the date of such termination of employment, except that the Committee, in its sole and absolute discretion, may accelerate the date that any Option which was not otherwise exercisable on the date of such termination of employment shall be exercised in whole or in part, without any obligation to accelerate such date with respect to other Options granted to the Optionee or to accelerate such date with respect to Options granted to any other Optionee, or to treat all Optionees similarly situated in the same manner. The Option must be exercised, if at all, prior to the earlier of: (1) the close of the period of three months less one day next succeeding the date of termination of employment; or (2) the close of the Option Period. If the Optionee dies following such termination of employment and prior to the earlier of the dates specified in (1) and (2) in the immediately preceding sentence, the Optionee shall be treated as having died while employed under subparagraph (C) immediately preceding (treating for this purpose the Optionee's date of termination of employment as the termination date).

               (iv) An Optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares of Common Stock subject to an Option unless and until certificates for such shares are issued to him or them under the Plan. Common Stock certificates shall be issued and distributed as soon as practicable following the date of exercise of an Option.

               (c)       Stock Option Agreement.

                     The grant of any Option under the Plan shall be evidenced by the execution of a 1996 Employee Stock Option Agreement of Food Lion, Inc. (the "Agreement") between the Corporation and the Optionee. Such Agreement shall set forth the date of grant of the Option, the number of shares of Common Stock subject to the Option, the Option Price, the Option Period and the time or times when and the conditions upon the happening of which the Option shall become exercisable. Such Agreement shall also designate the Option as an Incentive Option or a Nonqualified Option, and shall set forth any restrictions which shall apply to the shares to be purchased thereunder, and any other terms and conditions consistent with the provisions of the Plan and applicable law and regulations to which the Option shall be expressly made subject at the time the Option is granted.

               (d)            Nontransferability of Options and Shares.

                    No Option shall be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession or, if applicable, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. An Option shall be exercisable during the Optionee's lifetime only by him. Shares of Common Stock acquired upon the exercise of an Option shall not, without the consent of the Committee, be disposed of until the expiration of six months after the date the Option was granted.

          7.        Restricted Stock.

               (a)            Terms and Conditions.

                     Grants  of Restricted Stock shall be subject
     to the terms and conditions set forth in this Section 7 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee, in its sole discretion, shall set forth in a grant instrument or agreement. Restricted Stock may be granted alone or in addition to any grant of Options under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of shares of Restricted Stock to be granted to an individual and the Committee may impose different terms and conditions on any particular Restricted Stock grant made to any individual.

               (b)            Restrictions.

                     A grant of Restricted Stock is a grant of  a
     number of shares of Common Stock to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares, (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, (c) the requirement that such shares be forfeited upon termination of employment for specified reasons within a specified period of time and
     (d) restrictions on the vesting of such shares based on service, the attainment of performance goals, a change of control of the Corporation or a related corporation or other factors.

               (c)            Restriction Period.

                     In accordance with Sections 7(a) and 7(b) of
     the Plan, Restricted Stock shall only become unrestricted and vest in the Participant in accordance with such vesting schedule relating to the restriction applicable to such Restricted Stock, if any, as the Committee may establish at the time of the grant in the relevant grant instrument or agreement (the period over which such stock vests being referred to herein as the "Restriction Period"). During the Restriction Period such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such stock. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the
     Participant shall be entitled to receive payment of the Restricted Stock or a portion thereof, as the case may be, as provided in Section 7(d) of the Plan.

               (d)            Issuance of Restricted Stock Shares.

                      The   actual  issuance  of  any  share   of
     Restricted Stock issued in connection with a grant hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted hereunder, such certificate shall bear, among any other required legends, the following legend:

                The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the 1996 Employee Stock Incentive Plan of Food Lion, Inc. and a grant instrument or agreement delivered or entered into between the registered owner hereof and Food Lion, Inc. Copies of such Plan and instrument or agreement are on file in the office of the Secretary of Food Lion, Inc., and Food Lion, Inc. will furnish to the record holder of the certificate, without charge, upon written request at its principal place of business a copy of such Plan and grant instrument or agreement.

     The Committee may provide that the Corporation may retain, at its option, the physical custody of any stock certificate representing any grants of Restricted Stock during the Restriction Period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions or vesting provisions are satisfied or removed.

               (e)       Payment of Restricted Stock Grants.

                          After the satisfaction and/or lapse  of
          the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Stock, a certificate (without the legend set forth in Section 7(d) above) for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

               (f)            Shareholder Rights.

                          Except as may otherwise be provided  in
          the relevant grant instrument or agreement, an individual shall have, during the Restriction Period with respect to the shares of Common Stock received under a grant of Restricted Stock, all of the rights of a shareholder of the Corporation, including, without limitation, the right to vote the shares and to receive any cash dividends. Stock dividends issued with respect to such Restricted Stock shall be treated as additional Restricted Stock grants and shall be subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock with respect to which such stock dividends are issued.

     8.        Withholding.

           The Committee shall require any Optionee or recipient of Restricted Stock hereunder to timely pay the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Committee may provide at the time of grant that the Optionee or recipient shall, or that the Optionee or recipient may, satisfy such obligation in whole or in part, and any other local, state, or federal income tax obligations resulting from the exercise or surrender of a Nonqualified Option or the vesting of Restricted Stock by electing (such election being referred to herein as the "Election") to deliver to the Corporation shares of Common Stock owned by the Optionee at the time of exercise, or to have the Corporation withhold from the shares of Common Stock to which the recipient is entitled. The number of shares to be delivered or withheld shall have a fair market value (determined in accordance with Section 6(a)(ii) hereof) as of the date that the amount of tax to be withheld is determined (the "Tax Date") as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Except to the extent the Committee determines otherwise, the following additional rules shall apply with respect to Elections:

          (a) Each Election must be made in writing to the Committee prior to the Tax Date. The Committee may reject any Election, or
     may suspend or terminate the right to make an Election.   An
     Election, once made by the recipient and accepted by the Committee, shall be irrevocable.

          (b) Notwithstanding the foregoing, if a recipient is an officer or director of the Corporation within the meaning of
     Section 16 of the Securities Exchange Act of 1934, then, unless approved by the Committee, (i) no Election shall be made as of a Tax Date which occurs within six months of the date of grant of a Nonqualified Option, and (ii) the Election, as well as the withholding of shares, must occur during a period beginning on the third business day following the date or release for publication of the Corporation's quarterly or annual summary statements of revenues and earnings and ending on the twelfth business day following such date.

     9.        No Right or Obligation of Continued Employment.

           Nothing contained in the Plan shall require the Corporation or a related corporation to continue to employ the recipient of an Option or Restricted Stock, nor shall any such individual be required to remain in the employment of the Corporation or a related corporation. Options granted under the Plan shall not be affected by any change in the duties or position of the Optionee, as long as such individual remains an employee of the Corporation or a related corporation (taking into account the provisions of Section 6(b)(iii)(B) hereof). A change in the duties or position of a recipient of Restricted Stock shall have such effect, if any, on such grant of Restricted Stock as may be provided in the relevant grant instrument or agreement.

     10.       Retirement Plans.

          In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

     11.       Certain Definitions.

           For purposes of the Plan, the following terms shall have the meaning indicated:

          (a) "Related corporation" shall mean any parent, subsidiary or predecessor of the Corporation.

          (b) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

          (c) "Subsidiary" or "subsidiary corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation of each corporation other than the past corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

          (d) "Predecessor" or "predecessor corporation" shall mean a corporation which was a party to a transaction described in
     Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

           (e) "Section 16 Insider" shall mean an individual who is serving as a director (including a director who is an employee), any individual who is serving in a position designated as an "executive officer" by the Board of Directors of the Corporation, or any individual required to file pursuant to Rule 16a-3 under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") as an "officer" within the meaning of Rule 16a-1(f) of the Exchange Act, as such Act and Rules may hereinafter be amended from time to time.

     12.       Amendment and Termination of the Plan.

           The Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided that such amendment or termination shall not, without the consent of an Optionee or grantee of Restricted Stock, adversely affect the Optionee's or grantee's rights with respect to an Option or shares of Restricted Stock previously granted; and provided further, that approval by the shareholders of the Corporation shall be required for any amendment which would (i) increase the number of shares of Common Stock which may be issued under the Plan, except to the extent of adjustments pursuant to Section 4, or (ii) materially change the requirements for eligibility to be an Optionee or grantee of Restricted Stock. Notwithstanding the foregoing, shareholder approval shall be required for any other amendments which require such approval in order to secure an exemption from Section 16(b) of the Securities Exchange Act of 1934.

     13.       Restrictions on Shares.

           The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to grants hereunder as it may deem advisable, including without limitation restrictions under the Securities Act of 1933, as amended, and under any Blue Sky or securities laws applicable to such shares. The Committee may cause a restrictive legend to be placed on any certificate issued pursuant to an Option hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

     14.       Applicable Law.

           The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, except to the extent federal law may be applicable.

     15.       Shareholder Approval.

           The Plan is subject to approval by the shareholders of the Corporation on or before June 1, 1996. Options and Restricted Stock granted prior to such shareholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such shareholders on or before such date.

     16.       Predecessor Plans.

          The Food Lion, Inc. 1983 Employee Stock Option Plan, as amended, and the 1991 Employee Stock Option Plan of Food Lion, Inc. (together, the "Predecessor Plans") shall continue in effect following the effective date of this Plan, and shall be applicable with respect to all options issued under the Predecessor Plans before the effective date of this Plan.






                           EXHIBIT A
                               TO
                 1996 EMPLOYEE STOCK INCENTIVE
                    PLAN OF FOOD LION, INC.


Salary Grade I, II            0         Minimum
                              0         Discretionary after five years
                                         of service

Salary Grade III              50        Minimum
                              50        Discretionary after five years
                                         of service

Salary Grade IV               100       Minimum
                              100       Discretionary after five years
                                         of service

Salary Grade V                100       Minimum
                              150       Discretionary after five years
                                         of service

Salary Grade VI               250       Minimum
                              250       Discretionary after five years
                                         of service

Salary Grade VII              500       Minimum
                              500       Discretionary after five years
                                         of service

Salary Grade VIII, IX, X      1000      Minimum
                              0         Discretionary after five years
                                         of service



          1    1991 Plan as Amended in 1994 and 1996.